UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2009

JAVA EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50547	88-0515333
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4626 North 300 West, Suite 265, Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 691-5955
Registrant’s telephone number, including area code)

10026 Ridge Gate Drive, Sandy, UT 84092
(Former name or address, if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 9, 2009, Mr. Howard Abrams resigned in his various capacities as President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary of Java Express, Inc. (“Java Express”).  He also tendered his resignation as a director.  There were no disagreements between Mr. Abrams and Java Express on any matter relating to Java Express’ operations, policies or practices.

Effective as of February 9, 2009, Mr. Mark Burdge, who currently serves as a director of Java Express, accepted appointment as President and Chief Executive Officer.

Mark Burdge has served as a director of Java Express since March 11, 2008. From 1994 through 2007, Mr. Burdge was President of Excel Graphics, a full service graphic arts company.  He developed the business from $1,000,000 annually to $23,000,000 annually in the first 10 years. Excel featured state of the art sheet-fed printing, heat-set web printing, folding carton manufacturing, direct mail, kitting and fulfillment. Excel ceased operations in 2007 due to increasing competition from China.  From 2002 to 2006, Mr. Burdge was President of Indigo Media, a publisher of custom niche market publications and producer of nation wide point of purchase campaigns.  Indigo also owns and operates a state of the art digital print center for on-demand publishing of marketing collateral, including direct mail campaigns. In addition, from 2002 to 2006, Mr. Burdge was President of Indigo Creative, a full-service advertising agency. Indigo’s staff included professional graphic designers, photographers, marketing and creative services, studio engineering and marketing campaign management.  From 2004 through 2006, Mark Burdge was a partner in Rimports (USA) LLC.  Rimports negotiates manufacturing relationships between U.S. corporations and Pacific Rim manufacturing companies.  Rimports also manufactures and markets its own line of consumer products that are currently sold in Wal-Mart and other national retailers.

On February 9, 2009, Mr. Del Higginson was elected as a director to fill the vacancy on the Board of Directors. Mr. Higginson also was appointed to serve as Secretary and Treasurer and Chief Financial Officer.  We have not established any committees and therefore, Mr. Higginson will not serve any committees; nor is he expected to serve on any committees. There was no arrangement or understanding between Mr. Higginson and any other person pursuant to which he was elected a director. Mr. Higginson does not serve as a director of any other public company; nor are there any family relationships between him and any other director or executive officer. In addition, there are no transactions or proposed transactions in which we have either engaged or propose to engage involving Mr. Higginson or his immediate family members.

Del Higginson is 55 years and is retired.  From 2004 – 2005, he was employed in the Motor Testing Lab of Raser Technologies, Inc of Provo, Utah, where he performed maintenance and equipment testing.  From 2001 - 2003, he worked for OTS - On Target System - of Highland, Utah, where he designed and custom built specialty targets for customers, and handled sales, service and installations.  From 1995 -2001, he was employed by Action Target of Provo, Utah, where he performed service and installation of firearm shooting equipment for law enforcement and military throughout the United States.  Action Target merged with OTS in 2003.  Mr. Higginson studied at Utah Valley Trade Tech and Denver School of Plastic Design and Engineering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 10, 2009

Java Express, Inc.

                                                                                                               By: /s/ Del Higginson

         Del Higginson

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